UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

_________________________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

AKERO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

AKERO THERAPEUTICS, INC.

601 Gateway Boulevard, Suite 350

South San Francisco, CA 94080

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held June 7, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders, or Annual Meeting, of Akero Therapeutics, Inc., (“Akero” or the “Company”), which will be held online on June 7, 2024 at 12:00 p.m. (noon) Eastern Standard Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/AKRO2024, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting. The purpose of the Annual Meeting is the following:

1.
To elect three class II directors, Seth L. Harrison, M.D., Graham Walmsley, M.D., Ph.D., and Yuan Xu, Ph.D., to our board of directors, to serve until the 2027 Annual Meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.
To consider and act upon a non-binding, advisory vote to approve the compensation of our named executive officers;
4.
To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers of Akero Therapeutics, Inc. as permitted by recent amendments to Delaware law; and
5.
To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of class II directors nominated by the board of directors.

Only Akero Therapeutics, Inc. stockholders of record at the close of business on April 10, 2024, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. The board of directors recommends a vote “FOR” the election of each of the three nominees for class II directors and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Whether or not you expect to attend the Annual Meeting online, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the Internet by visiting www.proxyvote.com or by telephone by calling 1-800-690-6903 and following the recorded instructions by 11:59 p.m. EST on June 6, 2024. If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided on your proxy card or voting instruction form. Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,

/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer

South San Francisco, California

April [ ], 2024

i

AKERO THERAPEUTICS, INC.

601 Gateway Boulevard, Suite 350

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 7, 2024

This proxy statement contains information about the 2024 Annual Meeting of Stockholders, or the Annual Meeting, of Akero Therapeutics, Inc. (the "Annual Meeting"), which will be held online on June 7, 2024 at 12:00 p.m. (noon) Eastern Standard Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AKRO2024, where you will be able to vote electronically and submit questions. The board of directors of Akero Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Akero,” “we,” “us,” and “our” refer to Akero Therapeutics, Inc. The mailing address of our principal executive offices is Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”) and this proxy statement and proxy card are first being mailed to stockholders on or about April [ ], 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 7, 2024

This proxy statement and our 2023 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Akero Therapeutics, Inc. 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/AKRO2024 and use their control number provided in the proxy card to access this website, and beneficial owners of shares held in street name will need to follow the same instructions.

You will need the 16-digit control number included on your proxy card or voting instruction form, as applicable.

Will I be able to ask questions during the Annual Meeting?

If you are a stockholder and wish to submit a question during the Annual Meeting, you may log into the meeting, and submit a question in the “Ask A Question” field. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct, which will address the ability of stockholders to ask questions during the meeting and rules for how questions will be recognized and addressed. The Annual Meeting’s Rules of Conduct will be available www.virtualshareholdermeeting.com/AKRO2024 during the Annual Meeting.

If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 12:00 p.m. (noon) Eastern Standard Time. We encourage stockholders to access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 11:45 a.m. Eastern Standard Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e. held for your account by a broker of other nominee), or voting instruction card and Akero’s 2023 Annual Report, are being mailed to stockholders on or about April [ ], 2024. These materials are also available for viewing, printing and downloading on the Internet at www.proxyvote.com. You will need the 16-digit control number included on your proxy card to access these materials.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 10, 2024.

How many votes can be cast by all stockholders?

There were 69,151,007 shares of our common stock, par value $0.0001 per share, outstanding on April 10, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 10, 2024.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on June 6, 2024.
•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 6, 2024.
•
By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by June 6, 2024.
•
During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/AKRO2024.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Voting by Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2024, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained. There were 69,151,007 shares of common stock outstanding and entitled to vote on April 10, 2024, our record date. Therefore, a quorum will be present if 34,575,504 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fourth Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Each of Proposal 1, Proposal 3 and Proposal 4 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those shares will be counted as broker “non- votes.” Proposal No. 2 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

Proposal 1 — Election of three Class II director nominees

To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes have no effect on the election of directors.

Proposal 2 — Ratification of selection of Deloitte & Touche LLP as our independent registered public accounting firm

The approval of Proposal 2 requires that the votes properly cast FOR must exceed the votes properly cast AGAINST this proposal. Shares voting “abstain” and broker non-votes, if any, will have no effect on the outcome of Proposal 2.

Proposal 3 — Non-binding advisory vote on named executive officer compensation

For the non-binding advisory vote on named executive officer compensation, the votes properly cast FOR must exceed the votes properly cast AGAINST to approve, on a non-binding advisory basis, the compensation of our named executive officers. Only FOR and AGAINST votes will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3. Because this vote is advisory and not binding on us, our board of directors or our compensation committee in any way, our board of directors and compensation committee may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from what is approved by our stockholders, but our board of directors and compensation committee will take into account the outcome of the vote when considering future executive compensation matters.

Proposal 4 — Approval of the Amendment to our Fourth Amended and Restated Certificate of Incorporation

For the approval of the Amendment to our Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on the matter is required. Proposal 4 is a non-routine matter. Abstentions will be counted as votes AGAINST Proposal 4. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 4. Broker non-votes will be counted as votes AGAINST Proposal 4.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an Annual Meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. However, in the event that the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s Annual Meeting, or if no Annual Meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to such Annual Meeting and (b) the tenth day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2025 Annual Meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of matters to be considered at an Annual Meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

In addition, any stockholder proposal intended to be included in the proxy statement for the next Annual Meeting of our stockholders in 2025 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December [ ], 2024. If the date of the Annual Meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring stockholder action. Proposal 1 requests the election of three Class II directors to our board of directors. Proposal 2 requests the ratification of the appointment of Deloitte &Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Proposal 3 asks for consideration of and action upon a non-binding, advisory vote to approve the compensation of our named executive officers (“say-on-pay”). Proposal 4 asks for a vote to approve the Amendment to our Fourth Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by recent amendments to Delaware law.

The board of directors recommends that you vote FOR each of the director nominees in Proposal 1 and FOR each of Proposal No. 2, Proposal No. 3 and Proposal No. 4.

Each of the proposals described above is discussed in more detail in the pages that follow.

PROPOSAL 1 — ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of eight members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the class I directors are Andrew Cheng, M.D., Ph.D., Jane Henderson and Mark Iwicki, and their terms will expire at the annual meeting of stockholders to be held in 2026;
•
the class II directors are Seth L. Harrison, M.D., Graham Walmsley, M.D., Ph.D., and Yuan Xu, Ph.D., and their terms will expire at the Annual Meeting; and
•
the class III directors are Judy Chou, Ph.D. and Tomas Heyman and their terms will expire at the annual meeting of stockholders to be held in 2025.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the Annual Meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Seth L. Harrison, M.D., Graham Walmsley, M.D., Ph.D., and Yuan Xu, Ph.D. for election as the class II directors at the Annual Meeting. The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. While our Director Guidelines do not specify assigned weights to particular criteria, our board of directors and nominating and corporate governance committee believe it is essential that members of our board of directors represent diverse viewpoints and that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to promote our strategic objectives and fulfill its responsibilities to our stockholders. Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds.

The composition of our board of directors currently includes four individuals who are diverse under the Nasdaq listing rule regarding board diversity, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse.

Board Diversity Matrix

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors.

As of April 16, 2024
Total Number of Directors	8
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	2	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1

Nominees for Election as Class II Directors

The following table identifies our nominees for class II directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 16, 2024.

Name	Positions and Offices Held with Akero	Director Since	Age
Seth L. Harrison, M.D.	Director	2019	63
Graham L. Walmsley, M.D., Ph.D	Director	2018	37
Yuan Xu, Ph.D.	Director	2021	56

Seth L. Harrison, M.D.

Dr. Harrison has served as a member of our board of directors since April 2019 and previously from January 2017 to June 2018. Dr. Harrison has served as the managing partner of Apple Tree Partners, a series of venture capital funds investing in early-stage life sciences companies, including Akero, since 1999. During the past five years, Dr. Harrison served as a member of the board of directors of Stoke Therapeutics, Inc. (Nasdaq: STOK) and numerous private companies. Dr. Harrison also serves on the board of directors of the Harrison Atelier Foundation and Tortoise Foundation. Dr. Harrison received an A.B. from Princeton University, an M.D. and M.B.A. both from Columbia University, and completed a surgery internship at the Presbyterian Hospital in the City of New York. We believe that Dr. Harrison’s extensive experience as a senior executive and service on the board of directors of other life science companies qualifies him to serve as a member of our board of directors.

Graham L. Walmsley, M.D., Ph.D

Dr. Walmsley has served as a member of our board of directors since June 2018. Since August 2019, Dr. Walmsley has been a Co-Founder and Managing Member of Logos Capital, a fundamental biotechnology- focused hedge fund. He previously served as a Principal at Versant Ventures from July 2016 to August 2019 where he invested in biotechnology companies across funds totaling $1.5 billion in assets under management. In addition, Dr. Walmsley served as Head of Business Development at Jecure Therapeutics, Inc., a preclinical stage biotechnology company, from June 2017 through its acquisition by Roche/Genentech in November 2018. Dr. Walmsley currently serves as a board director for Olema Pharmaceuticals, Inc. (Nasdaq: OLMA), a clinical-stage biotechnology company. During the past five years, Dr. Walmsley served as a member of the board of directors of ALX Oncology Holdings Inc. (Nasdaq: ALXO ) and Science 37 Holdings, Inc. (Nasdaq: SNCE). Dr. Walmsley received a B.A., summa cum laude in molecular and cell biology from the University of California, Berkeley and an M.D. and Ph.D. from Stanford University School of Medicine. We believe that Dr. Walmsley is qualified to serve on our board of directors due to his significant experience in the healthcare and biotechnology industry.

Yuan Xu, Ph.D.

Dr. Xu has served as a member of our board of directors since April 2021. Dr. Xu previously served as a board member and chief executive officer of Legend Biotech Co. (Nasdaq: LEGN) from March 2018 to August 2020. Before joining Legend, Dr. Xu was Senior Vice President at Merck & Co., Inc. from August 2015 to August 2017, where she led teams in biologics and vaccines discovery, development and commercialization. Prior to Merck, Dr. Xu served as a Vice President of Biologics and Site Head at Gilead Sciences, Inc. from March 2014 to August 2015, and previously held positions at Novartis AG, Amgen Inc, Chiron, Inc., GlaxoSmithKline PLC and Genentech Inc. Dr. Xu currently serves on the Board of Directors of Fate Therapeutics, Inc. (Nasdaq: FATE) and Xilio Therapeutics, Inc. (Nasdaq: XLO), and the Scientific Advisory Board and Manufacturing Advisory Board of National Resilience, Inc. Dr. Xu received a B.S. in biochemistry from Nanjing University and a Ph.D. in biochemistry from the University of Maryland. Dr. Xu also completed her post-doctoral training in virology and gene therapy at the University of California, San Diego. We believe that Dr. Xu is qualified to serve on our board of directors due to her extensive experience leading biotech companies, as well as her experience as a director of other companies.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

Voting Required and Board of Directors' Recommendation

To be elected, the directors nominated via Proposal 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes have no effect on the election of directors.

The board of directors recommends voting “FOR” the election of Seth L. Harrison, M.D., Graham Walmsley, M.D., Ph.D. and Yuan Xu, Ph.D. as the class II directors, to serve for a three-year term ending at the Annual Meeting of stockholders to be held in 2027.

Directors Continuing in Office

Set forth below are our class I and class III directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 10, 2024.

Name	Positions and Offices Held with Akero	Director Since	Class and Year in Which Term Will Expire	Age
Judy Chou, Ph.D.	Director	2021	Class III - 2025	58
Tomas Heyman	Director	2020	Class III - 2025	68
Andrew Cheng, M.D., Ph.D.	Director, President and Chief Executive Officer	2018	Class I - 2026	57
Jane Henderson	Director	2019	Class I - 2026	58
Mark T. Iwicki	Director	2018	Class I - 2026	57

Class III Directors (Term Expires at 2025 Annual Meeting)

Judy Chou, Ph.D.

Dr. Chou has served as a member of our board of directors since July 2021. Dr. Chou is a biotech industry leader with a track record of over two decades of driving drug development and biomanufacturing successes in established and emerging growth biopharmaceutical companies. Dr. Chou is currently President & CEO and a member of the board of directors of AltruBio, Inc., a company focused on developing novel therapeutics for immunological diseases. Prior to AltruBio, she was senior vice president and global head of Biotech at Bayer AG where she oversaw a more than $3 billion biotechnology product portfolio and led drug development and launch activities for the companies’ biologics pipeline. Earlier in her career, Dr. Chou held senior pharmaceutical operations and manufacturing roles at Pfizer, Inc., formerly Medivation, and Tanvex Biopharma, Inc. Before joining the industry, Dr. Chou was a research faculty member at Harvard University Medical School, focused on cell biology and neuroscience research. She received her Ph.D. from Yale University and completed her post-doctoral training at Max-Planck Institute in Germany. We believe that Dr. Chou is qualified to serve on our board of directors due to her extensive experience leading biotech companies and knowledge of the life sciences industry.

Tomas Heyman

Mr. Heyman has served as a member of our board of directors since June 2020. Mr. Heyman most recently was the President of Johnson & Johnson Development Corporation, the corporate venture capital group of Johnson & Johnson, from April 2015 until September 2019. He also served as the Global Head of Business Development, Pharmaceuticals Group of Janssen Global Services, LLC from March 1992 to March 2015, and served as the CEO of Janssen Pharmaceutica NV in Belgium from November 2008 to November 2016. He currently serves on the board of directors of OptiNose, Inc. (Nasdaq: OPTN), a pharmaceutical company, Invivyd, Inc. (formerly Adagio Therapeutics, Inc.) (Nasdaq: IVVD), Xilio Therapeutics, Inc. (Nasdaq: XLO), Legend Biotech Corp. (Nasdaq: LEGN), Exelixis Inc. (Nasdaq: EXEL) and IMEC VZW, a non-profit research organization in Belgium. Mr. Heyman received his Master of Law degree from Katholieke Universiteit Leuven in Belgium. He continued with post-graduate studies in International Law in Geneva, Switzerland, and post-graduate studies in Business Management at the University of Antwerp in Belgium. We believe that Mr. Heyman is qualified to serve on our Board due to his leadership experience and knowledge of the industry.

Class I Directors (Term Expires at 2026 Annual Meeting)

Andrew Cheng, M.D., Ph.D.

Dr. Cheng has served as our President and Chief Executive Officer since September 2018. Before joining the Company, Dr. Cheng was formerly at Gilead Sciences, Inc., a biopharmaceutical company, as the Chief Medical Officer and Executive Vice President from March 2018 through September 2018. During his nearly 20-year tenure, he was responsible for the clinical development for the HIV program resulting in 11 FDA/EMA approved products. Currently, Dr. Cheng serves on the board of directors of MorphoSys AG (Nasdaq: MOR), which has announced its intention to be acquired by Novartis BidCo AG and Novartis AG, and Vera Therapeutics, Inc. (Nasdaq: VERA). Dr. Cheng has served on the board of directors of Arbutus Biopharma Corporation (Nasdaq: ABUS) & Syntimmune, Inc., a private biotechnology company, which was acquired by Alexion Pharmaceuticals, Inc. Dr. Cheng holds a B.A. in biology from the Johns Hopkins University and a M.D. and Ph.D. in cellular and molecular biology from Columbia University College of Physicians and Surgeons. He completed his internal medicine residency at UCLA and was board certified in internal medicine. We believe Dr. Cheng is qualified to serve as a member of our board of directors due to his extensive experience in clinical development across multiple therapeutic areas.

Jane Henderson

Ms. Henderson has served as a member of our board of directors since April 2019. Ms. Henderson currently serves as the Chief Financial Officer of Apogee Therapeutics, a biotechnology company focused in the inflammation and immunology area, a position she has held since January 2023. Prior to joining Apogee, Ms. Henderson served as the Chief Financial Officer and Chief Business Officer of Adagio Therapeutics, Inc., a biotechnology company developing best-in-class antibody therapeutics for coronaviruses, a position she held from December 2020 to November 2022. Prior to joining Adagio Therapeutics, Ms. Henderson served as Chief Financial Officer of Turnstone Biologics Corp., a viral immuno-oncology company, from June 2018 to December 2020. Ms. Henderson also served as Chief Financial Officer and Senior Vice President of Corporate Development of Voyager Therapeutics, Inc., a gene therapy company, from January 2017 to June 2018, and as the Senior Vice President, Chief Financial and Business Officer of Kolltan Pharmaceuticals, Inc., an oncology biopharmaceutical company, from February 2013 until November 2016, when Kolltan Pharmaceuticals was acquired by Celldex Therapeutics, Inc. Prior to Kolltan Pharmaceuticals, Ms. Henderson served in various financial and business development executive roles at biopharmaceutical companies after spending almost 20 years in health care investment banking. During the past five years, Ms. Henderson has served on the board of directors of Sesen Bio Inc. (Nasdaq: SESN), a biopharmaceutical company, IVERIC bio, Inc. (Nasdaq: ISEE), a biopharmaceutical company and Ventus Therapeutics, Inc. a private biopharmaceutical company. Ms. Henderson received a B.S. in psychology from Duke University. We believe that Ms. Henderson is qualified to serve on our board of directors due to her extensive financial leadership in the life sciences industry and in health care investment banking.

Mark T. Iwicki

Mr. Iwicki has served as a member of our board of directors since November 2018 and as the chairperson of our board of directors since April 2019. Mr. Iwicki currently serves as the Chairman and Chief Executive Officer of Kala Pharmaceuticals, Inc., a pharmaceutical company, where he has been employed since April 2015. From February 2014 to November 2014 Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc. From December 2012 to January 2014, Mr. Iwicki served as President and Chief Executive Officer and Director at Blend Therapeutics, Inc., now known as Tarveda Therapeutics, Inc., a biotechnology company. From 2007 to June 2012, Mr. Iwicki served in several roles, including Chief Commercial Officer, President and Chief Operating Officer and Director and Chief Executive Officer at Sunovion Pharmaceuticals, Inc., formerly Sepracor, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Iwicki held executive positions, including Vice President and Business Unit Head, at Novartis Pharmaceuticals Corporation, a pharmaceutical company. Currently, Mr. Iwicki serves on the board of directors for Third

Harmonic Bio, Inc. (Nasdaq: THRD), Merus N.V. (Nasdaq: MRUS), a biopharmaceutical company, Kala Pharmaceuticals, Inc. (Nasdaq: KALA) a biopharmaceutical company and Aerovate Therapeutics, Inc. (Nasdaq: AVTE) a biopharmaceutical company. Mr. Iwicki previously served on the board of directors of Aimmune Therapeutics, Inc. (Nasdaq: AIMT), a biopharmaceutical company, from 2015 to 2020 and Pulmatrix, Inc. (Nasdaq: PULM), a biopharmaceutical company, from 2015 to 2021. Mr. Iwicki received a B.A. in business administration from Ball State University and an M.B.A. from Loyola University. We believe that Mr. Iwicki is qualified to serve on our Board due to his executive management and operational experience in the life science industry.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers and sets forth their current positions at Akero and their ages as of April 10, 2024. Biographical information for Dr. Cheng, our President and Chief Executive Officer, is set forth under the heading “Directors Continuing in Office” above.

Name	Position Held with Akero	Officer Since	Age
William White, J.D.	Chief Financial Officer and Head of Corporate Development and Treasurer	2019	51
Jonathan Young, J.D., Ph.D.	Chief Operating Officer and Secretary	2017	54
Timothy Rolph, DPhil.	Chief Scientific Officer	2017	70
Catriona Yale	Chief Development Officer	2018	52
Patrick Lamy	Senior Vice President, Commercial Strategy	2023	51

William White, J.D.

Mr. White has served as our Executive Vice President, Chief Financial Officer and Head of Corporate Development and Treasurer since April 2019. Before joining our company, Mr. White served as a Managing Director and Head of US Life Sciences Investment Banking at Deutsche Bank Aktiengesellschaft from September 2017 until March 2019. Prior to that position, Mr. White was a Managing Director in Healthcare Investment Banking at Citigroup Inc from May 2006 until September 2017. Previously, he served as an associate and later as a Vice President in Healthcare Investment Banking at Goldman, Sachs & Co., from November 2000 to March 2006. Mr. White currently serves on the board of directors of Ventyx Biosciences, Inc. (Nasdaq: VTYX) and Disc Medicine, Inc., (Nasdaq: IRON). Mr. White received an A.B. from Princeton University, an M.P.P. from Harvard University and a J.D. from Columbia University.

Jonathan Young, J.D., Ph.D.

Dr. Young served as our co-founder, President and Chief Executive Officer from April 2017 to September 2018, and since September 2018 as our co-founder, Executive Vice President, Chief Operating Officer and Secretary. Before joining the Company, Dr. Young served as a Venture Partner at Apple Tree Partners, a venture capital firm, from October 2016 to September 2018. From August 2014 to October 2016, he served as Vice President of Policy/Advocacy and General Counsel at Braeburn Pharmaceuticals, Inc. From October 2006 through August 2014, Dr. Young served in positions of increasing responsibility at FoxKiser LLP, a legal services firm, ultimately as Partner and General Counsel. He currently serves as Vice Chair of the board of the MedStar Health Research Institute, the research division of the MedStar Health system. Dr. Young holds a B.A. in history from Messiah College, an M.A. and Ph.D. in American history from the University of North Carolina at Chapel Hill and a J.D. from Yale Law School.

Timothy Rolph, DPhil.

Dr. Rolph has served as our co-founder and Chief Scientific Officer since April 2017. Before joining our company, Dr. Rolph served as a Venture Partner at Apple Tree Partners, a venture capital firm, from October 2016 to September 2018. From March 1994 to October 2016, Dr. Rolph served in various roles at Pfizer Inc., a pharmaceutical company, most recently as Senior Vice President, Program Value Enhancement from July 2014 to October 2016 and as Chief Scientific Officer, Cardiovascular and Metabolic and Endocrine Disease from January 2009 to June 2014. During his tenure at Pfizer Inc., Dr. Rolph also oversaw the Company’s FGF21 program. Dr. Rolph holds a B.Sc. in biochemistry from the University of London and a DPhil in muscle development from University of Oxford.

Catriona Yale

Ms. Yale has served as our Chief Development Officer since October 2018. Before joining the Company, Ms. Yale served in various roles at Gilead Sciences, Inc., a biotechnology company, from October 2001 to October 2018, where she held senior clinical research and operations roles and led global clinical operations and management of the Company’s oncology, HIV, inflammation and liver disease trials. Most recently, Ms. Yale served as Vice President of Clinical Operations at Gilead Sciences, Inc. from July 2016 to October 2018. Ms. Yale holds a B.Sc. in applied biology from Glasgow Caledonian University.

Patrick Lamy

Mr. Lamy has served as our Senior Vice President of Commercial Strategy since January 2023. Before joining the Company, Mr. Lamy provided commercial strategy consulting services for a variety of small biotech companies and advertising agencies from September 2021 to December 2022. Prior to this, Mr. Lamy served as Vice President of Commercial at Iovance Therapeutics, Inc. (Nasdaq: IOVA) a biotechnology company, from October 2018 to February 2021. Prior to joining Iovance, Mr. Lamy served in various roles at Gilead Sciences, Inc., a biotechnology company, from April 2008 to September 2018, where he held roles in commercial strategy and marketing. Prior to this, Mr. Lamy held roles of increasing responsibility at Clinical Care Options, Novacea, and Gilead Sciences. Mr. Lamy holds an M.B.A. from the University of California, Berkeley and a B.Sc. in biochemistry and cellular biology from University of California, San Diego.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AKERO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Akero’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as Akero’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche LLP has served as Akero’s independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting Akero’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Deloitte& Touche LLP as Akero’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte &Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Akero and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Akero incurred the following fees from Deloitte & Touche LLP, and its respective affiliates (the “Deloitte Entities”) for the audit of the consolidated financial statements of the Company, and for fees billed for other services provided by the Deloitte Entities, during the years ended December 31, 2023 and 2022. Akero's Audit Committee approved 100% of the services provided by the Deloitte Entities.

	2023	2022
Audit fees (1)	$954,014	$868,940
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	1,895	1,895
Total fees	$955,909	$870,835
(1)
Audit fees consist of fees for the audit of our annual financial statements on Form 10-K, the review of our interim financial statements included in our quarterly reports on Form 10-Q and fees related to our registration statements including comfort letters and consents.
(2)
All other fees consist of an annual license fee for access to an accounting research software application.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2023 and 2022 fiscal years, no services were provided to us by Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors' Recommendation

The approval of Proposal 2 requires that the votes properly cast FOR must exceed the votes properly cast AGAINST this proposal. Shares voting “abstain” and broker non-votes, if any, will have no effect on the outcome of Proposal 2.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as Akero’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board is committed to excellence in governance. As part of that commitment, as required by Section 14A(a)(1) of the Securities Exchange Act, our Board is providing our stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers.

As described in the section entitled “Executive Compensation” and in the accompanying tables and narrative disclosure, our executive compensation programs are designed to attract, motivate and retain top- performing senior executives; establish compensation opportunities that are competitive and reward performance; and align the interests of our senior executives with the interests of our stockholders to drive the creation of sustainable long-term value. This vote is not intended to address any specific item of compensation or the compensation of any specific officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement.

For the reasons discussed above, the Board unanimously recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, Summary Compensation Table and the other compensation related tables and disclosure.”

We urge you to read the Executive Compensation section of this Proxy Statement and the accompanying tables and narrative disclosure for additional details on the Company’s executive compensation, including our governance, framework, components, and the compensation decisions for the executive officers for the fiscal year ended December 31, 2023.

Vote Required and Board of Directors’ Recommendation

The resolution will be approved, on a non-binding advisory basis, if the votes properly cast FOR exceed the votes properly cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. As this vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither our Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, our Board and the Compensation Committee value the opinions of our stockholders, and the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies.

The board of directors recommends voting “FOR” Proposal No. 3, on a non-binding advisory basis, of the compensation of the Company’s executive officers, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO REFLECT THE NEW DELAWARE GENERAL CORPORATE LAW

Background

The State of Delaware, which is Akero’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”). Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

The board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from serving corporations. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the board of directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits the board of directors believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to adopt an amendment to add Article X to our Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in order to permit limitation of liability of officers of the Company as and to the extent provided by DGCL Section 102(b)(7). We refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” in this proxy statement.

Text of Proposed Charter Amendment

To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to adopt Article X so that it would state in its entirety as follows:

“ARTICLE X - LIMITATION OF OFFICER LIABILITY

To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this ARTICLE X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this ARTICLE X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

The proposed Charter Amendment is attached as Appendix A to this proxy statement.

Reasons for the Proposed Charter Amendment

The board of directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could prevent protracted or otherwise meritless litigation that distracts from our primary objective of creating stockholder value over the long term. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of Akero.

For the reasons stated above, on April 8, 2024, the board of directors determined that the proposed Charter Amendment is advisable and in the best interest of Akero and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The board of directors believes the proposed Charter Amendment would better position Akero to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the addition of Article X, the remainder of our Certificate of Incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our Certificate of Incorporation will remain unchanged. In accordance with the DGCL, the board of directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

Vote Required and Board of Directors’ Recommendation

For the approval of the Amendment to our Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote on the matter is required. Proposal 4 is a non-routine matter. Abstentions will be counted as votes AGAINST Proposal 4. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 4. Broker non-votes will be counted as votes AGAINST Proposal 4.

The board of directors recommends voting “FOR” Proposal 4 to Approve the Amendment to our Fourth Amended and Restated Certificate of Incorporation, as amended, to reflect new Delaware law provisions regarding officer exculpation.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program as it relates to the following “named executive officers” or “NEOs” for 2023:

•
Andrew Cheng, M.D., Ph.D., our President and Chief Executive Officer
•
William White, J.D., our Chief Financial Officer
•
Jonathan Young, J.D., Ph.D., our Chief Operating Officer
•
Timothy Rolph, DPhil., our Chief Scientific Officer
•
Catriona Yale, our Chief Development Officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Business Overview and Fiscal Year 2023 Performance Highlights

We are a clinical-stage company dedicated to developing transformational treatments for patients with serious metabolic diseases marked by high unmet medical need, including metabolic dysfunction-associated steatohepatitis, or MASH, formerly known as non-alcoholic steatohepatitis, or NASH.

In 2023, we progressed two parallel Phase 2b clinical trials, one in patients with pre-cirrhotic MASH known as HARMONY and a second in patients with cirrhosis due to MASH known as SYMMETRY. We made significant progress on our corporate goals for 2023, which were adopted in December 2022, including the following achievements that impacted executive compensation:

•
Read-out of week 12 results from an expansion cohort of the SYMMETRY study evaluating EFX in combination with a GLP-1 receptor agonist therapy in patients with pre-cirrhotic MASH;
•
Read-out of week 36 results from the Phase 2b SYMMETRY study in patients with cirrhosis due to MASH (F4), which demonstrated EFX activity in this difficult-to-treat population despite missing the primary endpoint;
•
Completion of drug substance process characterization studies in preparation for a BLA submission;
•
Demonstration of comparable exposure of a Phase 3 drug product-device combination in healthy volunteers and gain FDA alignment to utilize the drug-product device in Phase 3;
•
Enrollment of first patients in two of three planned Phase 3 trials, the SYNCHRONY Histology study in patients with pre-cirrhotic MASH and the SYNCHRONY Real-World study in patients with MASLD; and
•
Raising a total of approximately $347 million in gross proceeds from issuance of new shares through an at-the-market facility and follow-on offering.

Fiscal Year 2023 Executive Compensation Program Highlights

The goal of our compensation programs is to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

We provide our executive officers with a significant portion of their compensation through cash incentive compensation determined based upon the achievement of financial, operational and individual performance metrics as well as through equity compensation. These two elements of executive compensation are aligned with the interests of our stockholders because the amount of compensation ultimately received will vary with our financial and operational performance. Equity compensation derives its value from the appreciation of shares of our common stock, which in the future is likely to fluctuate based on our financial and operational performance.

Highlights of our fiscal year 2023 executive compensation program include:

•
Base salaries. Based on the annual review, the board of directors approved the merit increases described in “Primary Elements of Our Executive Compensation Program—2023 Base Salary” below.
•
Annual Short-Term Incentive Compensation. As described in more detail below, under the heading “2023 Annual Incentive Program,” based on our performance during fiscal year 2023, our compensation committee and board of directors determined that we achieved 95% of our Company goals for fiscal year 2023, which allows us to focus our efforts and further advance our programs and business goals in fiscal year 2024 and beyond.
•
Long-Term Incentive Compensation. On December 8, 2023, our compensation committee approved an equity grant using a mix of stock options and restricted stock units ("RSUs") to each of our named executive officers in recognition of achievements and performance during 2023.

Consideration of Say-On-Pay Advisory Vote

The compensation committee considered the results of our first non-binding advisory vote on the compensation of our named executive officers conducted at our 2023 Annual Meeting of Stockholders, commonly known as a “Say-on-Pay” vote. At our 2023 Annual Meeting, our say-on-pay proposal received approximately 89% of votes cast. We believe this vote is indicative of strong support for our pay programs and their general design. Accordingly, our compensation committee maintained the general structure of our pay programs for 2023.

Best Compensation Practices & Policies

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do		What We Don't Do
●	Maintain an industry-specific peer group for benchmarking pay	×	Allow hedging or pledging of equity
●	Target pay at levels consistent with similarly sized and staged industry peers	×	Provide excessive perquisites
●	Deliver executive compensation primarily through performance-based pay	×	Provide supplemental executive retirement plans
●	Offer market-competitive benefits for executives that are consistent with the rest of our employees	×	Provide tax gross-up payments for any change-of- control payments
●	Consult with an independent compensation consultant on compensation levels and practices

Overview of Executive Compensation Program

Executive Compensation Philosophy and Objectives

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary goals:

•
attract, motivate and retain top-performing senior executives;
•
establish compensation opportunities that are competitive and reward performance; and
•
align the interests of our senior executives with the interests of our stockholders to drive the creation of sustainable long-term value.

Elements of Compensation

Our executive compensation program is designed to be reasonable and competitive, and balance our goal of attracting, motivating, rewarding and retaining top-performing senior executives with our goal of aligning their interests with those of our stockholders. The compensation committee annually evaluates our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business.

The compensation of our named executive officers in fiscal year 2023 consisted of the following elements:

Compensation Element	Purpose	Features
Base Salary	To provide a fair and competitive base level of compensation for services rendered	Fixed annual salary competitive with our peers and the industry
Annual Short-Term Incentive Compensation	To motivate and reward for achievements relative to our goals and expectations for each fiscal year	Annual cash bonus with payment of a targeted amount contingent on achievement of corporate results, with payout on a sliding scale depending on over or under-achievement of corporate results
Equity Incentive Compensation	To align executives’ interests with those of our stockholders and provide an incentive for our executives to remain with us

Stock options and restricted stock units that vest
  over time. With stock options our executives
  can realize value to the extent that the market price
  of our common stock increases and with restricted
  stock units, our executives are able to build stock
  ownership in a less dilutive manner to our
  stockholders

Other Benefits	To provide market-competitive benefits to enable our executives to maintain their health and welfare, and to save for their retirement	Benefit plans such as medical, dental, and life and disability insurance plans; 401(K) plan; we do not provide material executive perquisites or supplemental executive benefits

The Decision Making Process

Role of our Compensation Committee and Board of Directors

The compensation committee discharges many of the responsibilities of our board of directors relating to the compensation of our executive officers, including our named executive officers. The compensation committee oversees and evaluates our compensation and benefits policies generally, and the compensation plans, policies and practices applicable to our chief executive officer and other executive officers. As described below, the compensation committee retains an independent compensation consultant to provide support in its review and assessment of our executive compensation program.

Prior to the beginning of each year, the compensation committee reviews and recommends to the board of directors for approval, in the case of our chief executive officer, or approves, in the case of each of our other named executive officers, the primary elements of compensation — base salary increases, annual cash bonuses, and annual equity awards. In addition, the compensation committee may deem it advisable to review and approve subsequent compensation opportunities for our executive officers, including our named executive officers.

The compensation committee’s specific responsibilities are set forth in its charter, which can be found on the corporate governance section of our website, https://ir.akerotx.com/corporate-governance/documents-charters.

Role of our Chief Executive Officer and Other Executive Officers

Our chief executive officer is responsible for making recommendations to the compensation committee for the base salary and all other elements of our compensation program for our other executive officers. The compensation committee advises on the compensation of our chief executive officer, but the ultimate determinations on his compensation are made solely by the Board, without the chief executive officer’s participation. While the compensation committee will consider the chief executive officer’s recommendations regarding the compensation of other executive officers, it independently evaluates his recommendations and makes all final compensation decisions relating to all executive officers other than the chief executive officer.

Role of the Independent Compensation Consultant

The compensation committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. From time to time, the committee assesses the effectiveness of the independent compensation consultant in meeting the committee’s needs. For 2023, the compensation committee retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as the independent compensation consultant for matters related to overall compensation program design, peer group development and updates, and benchmarking executive officer and board of director compensation programs.

The compensation committee has assessed the independence of Pearl Meyer consistent with Nasdaq listing standards and has concluded that the engagement does not raise any conflicts of interest.

Use of Competitive Market Data and Peer Groups

In evaluating the total compensation of our named executive officers, our compensation committee establishes a peer group of publicly traded companies in the pharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•
companies whose number of employees, stage of development and market capitalization are similar, though not necessarily identical to ours;
•
companies with similar executive positions to ours;
•
companies against which we believe we compete for executive talent; and
•
companies whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2023, as approved by our compensation committee, was comprised of the following companies:

89bio, Inc.	Aclaris Therapeutics, Inc.	AnaptysBio, Inc.
Crinetics Pharmaceuticals, Inc.	Kura Oncology, Inc.	Madrigal Pharmaceuticals, Inc.
MannKind Corporation	Mirum Pharmaceuticals, Inc.	Morphic Holding, Inc.
RAPT Therapeutics, Inc.	REGENXBIO Inc.	Replimune Group, Inc.
Syndax Pharmaceuticals, Inc.	Terns Pharmaceuticals, Inc.	Tyra Biosciences, Inc.
Ventyx Biosciences, Inc.	Viking Therapeutics, Inc.

Due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential. For 2023, our compensation committee did not target a specific pay percentile and instead sought to position cash and long-term incentive compensation generally within a competitive range of our peer group. Although the compensation committee and the board of directors target compensation per the above, they also consider other criteria, including market factors, the experience level of the executive and the executive’s performance against established Company goals, in determining variations to this general target range. We believe that the compensation practices of our 2023 peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our named executive officers for 2023.

Compensation-Setting Factors

When reviewing and approving, or recommending to the board of directors as applicable, the amount of each compensation element and the target total compensation opportunity for our executive officers, the compensation committee considers the following factors:

•
our performance against the annual corporate goals established by the compensation committee in consultation with management;
•
each executive officer’s skills, experience and qualifications relative to other similarly-situated executives at the companies in our compensation peer group;
•
the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;
•
the performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance, ability to lead his or her department and work as part of a team, all of which reflect our core values;
•
compensation parity among our executive officers;
•
our retention goals;
•
our financial performance relative to our peers;
•
the compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•
the recommendations provided by our chief executive officer with respect to the compensation of our other executive officers.

These factors provide the framework for compensation decisions for each of our executive officers, including our named executive officers. The compensation committee and the board of directors, as applicable, do not assign relative weights or rankings to these factors, and do not consider any single factor as determinative in the compensation of our executive officers. Rather, the compensation committee and the board of directors, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.

2023 Executive Compensation Program In Detail

Base Salary

We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year. Typically, prior to the beginning of each year, the compensation committee reviews base salaries for our executive officers, including our named executive officers, based on such factors to determine if an increase is appropriate. In addition, base salaries may be adjusted in the event of a promotion or significant change in responsibilities. Our compensation committee has historically determined our executives’ base salaries. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer.

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. Base salary levels are reviewed annually. When making adjustments, the compensation committee considers the Company’s overall performance; the executive’s individual performance; the executive’s experience, career potential, and tenure with the Company; and competitive market practices. Decisions are generally made during December of the prior fiscal year and effective January 1.

Based on the annual review, the board of directors approved merit increases to our NEOs effective January 1, 2023 as follows:

Name	2022 Base Salary ($)	2023 Base Salary ($)	% Change
Andrew Cheng	$624,000	$660,000	5.77%
William White	$452,000	$475,000	5.09%
Jonathan Young	$449,000	$471,000	4.90%
Timothy Rolph	$482,000	$506,000	4.98%
Catriona Yale	$444,000	$475,000	6.98%

The base salary increases were intended to align base salaries with the market median, consistent with our compensation philosophy.

Annual Short-Term Incentive Plan

Our cash incentive bonus plan motivates and rewards our executives for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual base salary. Actual award payouts are based upon an assessment by the board of directors of the Company’s achievement against the performance objectives for the year.

2023 Target Annual Bonuses

In December 2022, the compensation committee reviewed the target annual bonuses of our executive officers, including our named executive officers. The compensation committee considered the factors described in “Governance of Executive Compensation Program — Compensation-Setting Factors” above, particularly the market data from the companies in the compensation peer group, and determined to increase target bonus percentages for 2023. Accordingly, the compensation committee approved the 2023 target annual bonuses of our named executive officers as set forth below:

Name	2022 Target Bonus (%)	2023 Target Bonus (%)
Andrew Cheng	55%	60%
William White	40%	45%
Jonathan Young	40%	45%
Timothy Rolph	40%	45%
Catriona Yale	40%	45%

2023 Performance Goals and Results

In December 2022, the compensation committee adopted corporate goals for 2023 and, at the end of 2023, our compensation committee evaluated Company performance based upon achievement against such corporate goals. The goals were divided into base goals, amounting to 100% of bonus target if all are achieved, and stretch goals, which would result in additional achievement of up to 50% if the goals were met. The base goals included those listed below, with goals relating to Phase 3 preparation and initiation accounting for nearly half of the overall weighting, with the remainder distributed across the other goals. The Company also met a key stretch goal by dosing the first patients in the Phase 3 SYNCHRONY program.

•
Completion of certain nonclinical studies and CMC testing to optimize the processes used to manufacture EFX;
•
Read-out from the Phase 2b SYMMETRY study, including week 36 results from the main study and week 12 results from the expansion cohort;
•
Preparation for Phase 3 initiation—including demonstration of comparable exposure for the drug-product device planned for Phase 3 use and alignment with FDA on clinical trial design for Phase 3 trials—as well as initiation of Phase 3 clinical trials; and
•
Strengthening the Company's capital structure by raising additional funding to support the Company’s operational plans, including Phase 3 clinical development and manufacturing to support clinical trials and commercial launch.

2023 Annual Cash Bonuses

In December 2023, the compensation committee determined that the Company had effectively achieved 95% of its corporate goals for the fiscal year ended December 31, 2023. In light of such achievement, the board approved cash incentive bonuses for our named executive officers for fiscal year 2023 at 95% of target levels.

The cash incentive bonus targets as a percentage of base salary and the actual cash incentive bonus amounts and actual cash incentive bonus amounts as a percentage of base salary paid to our named executive officers with respect to performance in fiscal year 2023 are set forth in the table below.

Name	2023 Target Cash Incentive Award (% of 2023 Base Salary)	2023 Target Cash Incentive Award Opportunity ($)	2023 Cash Incentive Award Payment ($)	2023 Actual Cash Incentive Award Payment (% of 2023 Target Cash Incentive Award Opportunity)
Andrew Cheng	60%	$396,000	$376,200	95%
William White	45%	$213,750	$203,063	95%
Jonathan Young	45%	$211,950	$201,353	95%
Timothy Rolph	45%	$227,700	$216,315	95%
Catriona Yale	45%	$213,750	$203,063	95%

Long-Term Incentives

Our long-term program is designed to:

•
align executives’ interests with those of our stockholders by providing incentives (stock options) that will only have value if our share price rises; and
•
provide a meaningful incentive for our executives to remain with us for the long-term.

The market for qualified and talented executives is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Stock Options and Restricted Stock Units

We grant stock options and restricted stock units to our executives to align their interests with those of our stockholders and to support our retention objectives. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding. With restricted stock units, our executives not only derive additional value from stock price appreciation, but also build actual stock ownership. Restricted stock units are also less dilutive to our stockholders because they require fewer shares than stock options to deliver the same value. The compensation committee reviews the equity awards for our executive officers, including our NEOs, and determines the size and relative weighting of the annual equity awards it deems reasonable and appropriate based on the factors described in “Governance of Executive Compensation Program—Compensation-Setting Factors” above. The size and relative weighting is the same for each of our executive officers, including our NEOs, who are at the same level.

In December 2023, our board of directors approved the grant of stock options and restricted stock units under our 2019 Stock Option and Incentive Plan (the “2019 Plan”) to each of our named executive officers in recognition of achievements and performance during 2023. The following table sets forth the 2023 annual equity awards for our NEOs:

Name	Stock Option Award (# Shares)	Restricted Stock Units (# Shares)
Andrew Cheng	411,936	91,541
William White	146,237	32,497
Jonathan Young	146,237	32,497
Timothy Rolph	146,237	32,497
Catriona Yale	146,237	32,497

Each of the stock options granted to our named executive officers in December 2023 vests in 48 equal monthly installments over the four-year period following the grant date, provided that the executive officer remains in service through the applicable vesting date. Each of the restricted stock unit awards, granted to our named executive officers in 2023 vests in eight equal semi-annual installments over the four-year period following the grant, provided that the executive officer remains in service through the applicable vesting date.

In November 2023, our board of directors approved a one-time grant to Mr. White of a stock option to purchase 83,400 shares that vests one-third on the one-year anniversary of the grant date with the remaining two-thirds vesting in twelve equal monthly installments thereafter, provided that Mr. White remains in service through the applicable vesting date. This special one-time grant was made in order to better align Mr. White's equity compensation with that of the other members of our executive leadership team.

Benefits and Other Compensation

Health and Welfare Benefits

Our executive officers, including our named executive officers, are eligible to participate in the same employee benefit plans that are generally available to all of our employees, subject to the satisfaction of certain eligibility requirements, such as medical, dental, and life and disability insurance plans. We pay, on behalf of our employees, all of the premiums for health, life and disability insurance.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for eligible employees in the United States to save for retirement on a tax advantaged basis. Under our 401(k) plan, employees may elect to defer up to 90% of their eligible compensation subject to applicable annual limits set pursuant to the Internal Revenue Code of 1986, as amended (the “Code”).

Our 401(k) plan permits participants to make both pre-tax and certain after-tax (Roth) deferral contributions. The retirement plan is intended to qualify under Section 401(a) of the Internal Revenue Code. Employees are 100% vested in their contributions to the 401(k) plan.

2019 Employee Stock Purchase Plan

Our executive officers, including our NEOs, are eligible to participate in our 2019 Employee Stock Purchase Plan (the “ESPP”) on the same basis as our other full-time employees. The ESPP permits eligible employees to set aside a portion of their compensation during a six-month offering period and use such contributions to purchase shares of our common stock at a purchase price equal to 85% of the lower of the fair market value of the shares on the first business day of the offering period or the last business day of the purchase period.

Perquisites

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him more efficient and effective, and for recruitment and retention purposes. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties, to make him more efficient and effective, and for recruitment, motivation or retention purposes.

Other Benefits

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements to our employees.

Employment Agreements

In June 2019, we entered into amended and restated employment agreements with each of our named executive officers, which provide assurances of specified benefits to our named executive officers in the event of certain terminations. The terms of these agreements were developed with input from our compensation consultant at the time regarding severance practices at comparable companies, and is designed to attract, retain and reward senior level employees.

We believe that these protections serve our retention objectives by helping our named executive officers and other key employees maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event of a transaction that could result in a change in control of the Company. For more information, see the section titled “Potential Payments Upon Termination or Change in Control”.

Other Compensation Practices and Policies

Compensation Recovery Policy

In accordance with the requirements of the SEC and Nasdaq listing rules, the compensation committee has adopted a compensation recovery policy effective as of September 13, 2023. The compensation recovery policy provides that in the event we are required to prepare a restatement of financial statements due to material noncompliance with any financial reporting requirement under securities laws, we will seek to recover any incentive-based compensation that was based upon the attainment of a financial reporting measure and that was received by any current or former executive officer during the three-year period preceding the date that the restatement was required if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Policy Prohibiting Hedging and Pledging

Our Insider Trading Policy prohibits our executive officers, the non-employee members of our board of directors and certain designated employees, consultants and contractors who in the course of the performance of their duties have access to material, nonpublic information regarding the Company from engaging in the following transactions:

•
selling any of our securities that they do not own at the time of the sale (a “short sale”);
•
buying or selling puts, calls, other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities or engaging in any other hedging transaction with respect to our securities at any time;
•
using our securities as collateral in a margin account; and
•
pledging our securities as collateral for a loan (or modifying an existing pledge).

As of the date of this Proxy Statement, none of our NEOs had previously sought or obtained approval from the Compensation Committee to engage in any hedging or pledging transaction involving our securities.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The compensation committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. Under the Tax Cuts and Jobs Act of 2017, the exemption for qualifying performance- based compensation was repealed for taxable years beginning after December 31, 2017. As a result, compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, the compensation committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the compensation committee may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board (FASB) standard ASC Topic 718 for our stock-based compensation awards, which requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our compensation committee endorses, several controls to address and mitigate compensation related risk. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement required by Item 402(b) of Regulation S-K with our management. Based on the review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement, which is incorporated by reference in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

By the Compensation Committee of the Board of Directors of Akero Therapeutics, Inc.

Mark Iwicki, Chairperson

Seth Harrison

Graham Walmsley

Yuan Xu

April [ ], 2024

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of our NEOs for the years indicated.

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan ($) (3)	Total ($)
Andrew Cheng, M.D. Ph.D.	2023	660,000	-	1,818,920	5,979,787	376,200	8,834,907
President and Chief Executive Officer	2022	624,000	-	2,248,475	6,973,168	600,600	10,446,243
	2021	569,525	-	-	3,571,922	313,239	4,454,686
William White, J.D.	2023	475,000	-	645,715	2,968,488	203,063	4,292,266
Chief Financial Officer	2022	452,000	-	824,425	2,556,818	316,400	4,149,643
	2021	423,766	-	-	1,190,645	169,507	1,783,918
Jonathan Young, J.D., Ph.D.	2023	471,000	-	645,715	2,122,820	201,353	3,440,888
Chief Operating Officer	2022	449,000	-	824,425	2,556,818	314,300	4,144,543
	2021	428,490	-	-	1,190,645	171,396	1,790,531
Timothy Rolph, DPhil.	2023	506,000	-	645,715	2,122,820	216,315	3,490,850
Chief Scientific Officer	2022	482,000	-	824,425	2,556,818	337,400	4,200,643
	2021	428,490	-	-	1,190,645	171,396	1,790,531
Catriona Yale	2023	475,000	-	645,715	2,122,820	203,063	3,446,598
Chief Development Officer	2022	444,000	-	824,425	2,556,818	310,800	4,136,043
	2021	401,709	-	-	1,190,645	160,684	1,753,038
1.
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the RSUs granted during 2023 and 2022, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions. These amounts also do not reflect the actual economic value that may be realized by the NEOs upon the vesting or settlement of RSUs or the sale of the common stock underlying such awards.
2.
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2023, 2022 and 2021, as applicable, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

A portion of the stock options granted to our NEOs in 2021 are based upon achievement of certain milestones. In accordance with SEC rules, the grant date fair value to be reported for performance-based stock options, or PBOs, in the Option Awards column is calculated based on the probable outcome of the performance conditions as of the grant date. Due to the binary nature and uncertainty in achieving each of the performance-based milestones, we determined that as of the date of the grant it was not probable, as defined under applicable accounting guidance, that any of the performance conditions would be achieved and assigned a grant date fair value of $0 in the Options Awards column based on this evaluation. For PBOs granted in 2021, we determined the grant date fair value of such awards based upon maximum achievement would be $3,411,000 for Dr. Cheng and $1,137,004 for each of Mr. White, Dr. Young, Dr. Rolph and Ms. Yale. These amounts do not reflect the actual economic value that may be realized by the NEOs upon the exercise of the stock options or the sale of the common stock underlying such stock options.
3.
The amounts in this column for 2023, 2022 and 2021 reflect discretionary cash bonuses paid in December 2023 for 2023 performance, discretionary bonuses paid in December 2022 for 2022 performance and discretionary cash bonuses paid in December 2021 for 2021 performance, respectively, except for the 2022 amount for Mr. White which was paid in January 2023.

Grants of Plan-Based Awards for Fiscal Year 2023

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2023 to the Company’s named executive officers.

			Estimated Future Payouts Under Equity Incentive Plan Awards (1)	All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type	Grant Date	Target ($)	Stock (#) (2)	Options (#) (3)	Awards ($/Sh) (4)	Awards ($) (5)
	Annual cash incentive bonus	—	411,600	—	—	—	—
Andrew Cheng	Time-based stock options	12/08/23	—	—	411,936	19.87	5,979,787
	Time-based RSUs	12/08/23	—	91,541	—	—	1,818,920
	Annual cash incentive bonus	—	229,500	—	—	—	—
William White	Time-based stock options	11/09/23	—	—	83,400	14.08	845,668
	Time-based stock options	12/08/23	—	—	146,237	19.87	2,122,820
	Time-based RSUs	12/08/23	—	32,497	—	—	645,715
	Annual cash incentive bonus	—	220,500	—	—	—	—
Jonathan Young	Time-based stock options	12/08/23	—	—	146,237	19.87	2,122,820
	Time-based RSUs	12/08/23	—	32,497	—	—	645,715
	Annual cash incentive bonus	—	236,700	—	—	—	—
Timothy Rolph	Time-based stock options	12/08/23	—	—	146,237	19.87	2,122,820
	Time-based RSUs	12/08/23	—	32,497	—	—	645,715
	Annual cash incentive bonus	—	222,300	—	—	—	—
Catriona Yale	Time-based stock options	12/08/23	—	—	146,237	19.87	2,122,820
	Time-based RSUs	12/08/23	—	32,497	—	—	645,715
1.
The amounts shown in the target column reflect the target payouts for 2024 performance under the Company’s 2020 short-term incentive compensation program.
2.
The amounts shown represent time-based RSUs granted pursuant to our 2019 Plan, which amounts will be payable in shares of our common stock if the service-based conditions for such time-based RSUs are met. These time-based RSUs for our NEOs vest semi-annually over four years, subject to the NEO’s continued employment or other service relationship with us through each applicable vesting date.
3.
Represents time-based stock options that vest as described in the footnotes to the “Outstanding Equity Awards at 2023 Year-End Table” below.
4.
Based upon the closing sales price of our common stock as reported on the Nasdaq Global Select Market on the date of grant.
5.
The grant date fair value, computed in accordance with FASB ASC Topic 718, represents the value of stock and option awards granted during the year. The amounts reported in this table reflect our accounting expense, excluding the effect of estimated forfeitures, and may not represent the amounts our NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (17)
Andrew Cheng	102,212 (2)	—	0.62	09/08/28	—	—
	64,538 (3)	—	0.62	10/18/28	—	—
	13,022 (4)	—	6.36	01/16/29	—	—
	67,733 (5)	—	16.00	06/19/29	—	—
	234,000 (6)	—	21.09	12/13/29	—	—
	186,927 (7)	55,573 (7)	28.35	12/08/30	—	—
	130,831 (8)	130,831 (8)	21.10	12/08/31	—	—
	261,662 (9)	—	21.10	12/08/31	—	—
	58,895 (16)	176,685 (16)	42.95	12/09/32	—	—
	—	411,936 (19)	19.87	12/08/33	—	—
	—	—	—	—	39,264 (18)	916,814
	—	—	—	—	91,541 (20)	2,137,482
William White	224,329 (10)	—	7.01	04/05/29	—	—
	85,000 (6)	—	21.09	12/13/29	—	—
	59,801 (7)	17,779 (7)	28.35	12/08/30	—	—
	43,610 (8)	43,611 (8)	21.10	12/08/31	—	—
	87,221 (9)	—	21.10	12/08/31	—	—
	21,594 (16)	64,785 (16)	42.95	12/09/32	—	—
	—	83,400 (21)	14.08	11/09/33	—	—
	—	146,237 (19)	19.87	12/08/33	—	—
	—	—	—	—	14,397 (18)	336,170
	—	—	—	—	32,497 (20)	758,805
Jonathan Young	83,321 (12)	—	0.62	10/18/28	—	—
	43,064 (13)	—	6.36	01/16/29	—	—
	85,000 (6)	—	21.09	12/13/29	—	—
	59,801 (7)	17,779 (7)	28.35	12/08/30	—	—
	43,610 (8)	43,611 (8)	21.10	12/08/31	—	—
	86,731 (9)	—	21.10	12/08/31	—	—
	21,594 (16)	64,785 (16)	42.95	12/09/32	—	—
	—	146,237 (19)	19.87	12/08/33	—	—
	—	—	—	—	14,397 (18)	336,170
	—	—	—	—	32,497 (20)	758,805
Timothy Rolph	2,796 (11)	—	0.62	07/30/28	—	—
	94,268 (12)	—	0.62	10/18/28	—	—
	48,225 (13)	—	6.36	01/16/29	—	—
	61,328 (6)	—	21.09	12/13/29	—	—
	48,488 (7)	17,779 (7)	28.35	12/08/30	—	—
	43,610 (8)	43,611 (8)	21.10	12/08/31	—	—
	87,221 (9)	—	21.10	12/08/31	—	—
	21,594 (16)	64,785 (16)	42.95	12/09/32	—	—
	—	146,237 (19)	19.87	12/08/33	—	—
	—	—	—	—	14,397 (18)	336,170
	—	—	—	—	32,497 (20)	758,805
Catriona Yale	33,715 (14)	—	0.62	09/26/28	—	—
	41,852 (15)	—	0.62	10/18/28	—	—
	25,172 (4)	—	6.36	01/16/29	—	—
	85,000 (6)	—	21.09	12/13/29	—	—
	59,801 (7)	17,779 (7)	28.35	12/08/30	—	—
	43,610 (8)	43,611 (8)	21.10	12/08/31	—	—
	87,221 (9)	—	21.10	12/08/31	—	—
	21,594 (16)	64,785 (16)	42.95	12/09/32	—	—
	—	146,237 (19)	19.87	12/08/33	—	—
	—	—	—	—	14,397 (18)	336,170
	—	—	—	—	32,497 (20)	758,805

1.
All of the outstanding equity awards held by our NEOs will become fully vested and exercisable or non-forfeitable, as applicable, if the NEO is terminated without Cause or resigns for Good Reason, in either case, within 12 months following a Sale Event. The vesting acceleration of the outstanding equity awards held by our NEOs is described in greater detail in the section entitled “— Employment arrangements with our named executive officers”.
2.
Subject shares relate to a stock option grant of 431,551 shares where 25% of the shares vested on September 1, 2019 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date. In April 2019 the Board amended the option to allow for the early exercise of 134,859 shares, all of which were exercised and have vested.
3.
Subject shares relate to a stock option grant of 521,298 shares where 25% of the shares vested on October 1, 2019 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date. In April 2019 the Board amended the option to allow for the early exercise of 190,430 shares, all of which were exercised and have fully vested.
4.
25% of the shares subject to the stock option grant vested on October 1, 2019, and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date.
5.
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of June 19, 2019, such that all of the options will be vested on June 19, 2023, subject to the NEO’s continuous service through each such vesting date.
6.
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 13, 2019, such that all of the options will be vested on December 13, 2023, subject to the NEO’s continuous service through each such vesting date.
7.
1/48th of the shares subject to the stock option grant vest on a monthly basis commencing upon December 8, 2020, such that all of the options will be vested on December 8, 2024, subject to the NEO’s continuous service through each such vesting date.
8.
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 8, 2021, such that all of the options will be vested on December 8, 2025, subject to the NEO’s continuous service through each such vesting date.
9.
Subject shares vested in 2022 in one-third increments in connection with the achievement of three specified development milestones in 2022.
10.
25% of the shares subject to the stock option grant vested on April 1, 2020, and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date.
11.
Subject shares relate to a stock option grant of 120,834 shares where 25% of the shares vested on August 1, 2018 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date.
12.
Subject shares relate to a stock option grant of 145,963 shares where 1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of October 1, 2018, subject to the NEO’s continuous service through each such vesting date.
13.
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of January 1, 2019, such that all of the options will be vested on January 1, 2023, subject to the NEO’s continuous service through each such vesting date.
14.
Subject shares relate to a stock option grant of 107,887 shares where 25% of the shares vested on October 1, 2019 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date. In April 2019 the board of directors amended the option to allow for the early exercise of 24,127 shares, all of which were exercised and have vested.
15.
Subject shares relate to a stock option grant of 130,324 shares where 25% of the shares vested on October 1, 2019 and the remaining shares vest monthly in 36 equal installments thereafter, subject to the NEO’s continuous service through each such vesting date. In April 2019 the board of directors amended the option to allow for the early exercise of 28,779 shares, all of which were exercised and have vested.
16.
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 9, 2022, such that all of the options will be vested on December 9, 2026, subject to the NEO’s continuous service through each such vesting date.

17.
Computed in accordance with SEC rules as the number of unvested shares or units multiplied by the closing market price of a share of our common stock on December 29, 2023, which was $23.35. The actual value (if any) to be realized by the NEO depends on whether the shares or units vest and the future performance of our common stock.
18.
1/16th of the RSUs vest on a quarterly basis following the vesting commencement date of December 9, 2022, such that all of the RSUs will be fully vested on December 9, 2026, subject to the NEO’s continuous service through each such vesting date.
19.
1/48th of the shares subject to the stock option grant vest on a monthly basis following the vesting commencement date of December 8, 2023, such that all of the options will be vested on December 8, 2027, subject to the NEO’s continuous service through each such vesting date.
20.
1/8th of the RSUs vest on a semi-annual basis from the vesting commencement date of December 8, 2023, such that all of the RSUs will be fully vested on December 8, 2027, subject to the NEO’s continuous service through each such vesting date.
21.
1/3rd of the shares subject to the stock option grant vest on the one-year anniversary of the vesting commencement date of November 9, 2023 and the remaining shares vest in twelve equal monthly installments thereafter, subject to the NEO's continuous service through each such vesting date.

Option Exercises and Stock Vested in Fiscal Year 2023

The following table sets forth for each of the named executive officers, information with respect to the exercise of stock options and the vesting of restricted stock unit awards during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Andrew Cheng	371,978	15,276,012	13,087	540,360
William White	17,500	839,843	4,798	198,129
Jonathan Young	14,681	584,343	4,798	198,129
Timothy Rolph	40,000	2,158,335	4,798	198,129
Catriona Yale	10,745	458,896	4,798	198,129
1.
The value realized upon the exercise of stock options is calculated by (a) subtracting the stock option exercise price from the market price on the date of exercise to get the realized value per share and (b) multiplying the realized value per share by the number of shares underlying stock options exercised.
2.
The value realized upon the vesting of stock awards is calculated by multiplying the number of underlying shares of stock by the market price on the vesting date.

Potential Payments Upon Termination or Change in Control

Employment, Severance and Change in Control Arrangements

In May 2019, we entered into amended and restated employment agreements with each of our named executive officers serving at that time. Each of our named executive officers is employed at will. These employment agreements contain provisions that provide for certain payments and benefits in the event of an involuntary termination of employment. In addition, the named executive officers may be entitled to accelerated vesting of their outstanding and unvested awards in certain circumstances. The information below describes certain compensation that may become due as a result of certain events. These payments and benefits are in addition to benefits available generally to salaried employees, including an ability to participate in our Section 401(k) plan, and our ESPP, accrued benefits under our health and welfare plans and arrangements and vacation pay or other accrued benefits under our medical and dental insurance plans, that are not generally described.

Andrew Cheng, M.D., Ph.D.

Dr. Cheng entered into a new employment agreement with us, effective upon the consummation of our IPO, in May 2019. Under Dr. Cheng’s new employment agreement, in the event that Dr. Cheng’s employment is terminated by us without cause or Dr. Cheng resigns with good reason, each outside of the “change in control period” (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, he will be entitled to receive:

•
An amount equal to 12 months of his base salary; and
•
Subject to electing COBRA health continuation, continuation of group health coverage at the same rate as if he were an active employee for up to 12 months.

In the event that Dr. Cheng’s employment is terminated by us without cause or Dr. Cheng resigns with good reason, in either case within 12 months following a “change in control” (as defined in the employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, then in lieu of the foregoing payments and benefits, he will be entitled to receive:

•
A lump sum cash payment equal to 18 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus 1.5 times his target bonus in effect immediately prior to the change in control;
•
Full acceleration of all time-based equity awards held by Dr. Cheng; and
•
Subject to electing COBRA health continuation, continuation of group health coverage at the same rate as if he were an active employee for up to 18 months.

If Dr. Cheng’s employment is terminated by us without cause or Dr. Cheng resigns with good reason, then Dr. Cheng shall have until the earlier of (i) the original 10-year expiration date for such vested stock options, or (ii) 12 months following his date of termination (as defined in the employment agreement) to exercise any stock options that have vested as of the date of termination.

Other NEOs

Each of our other NEOs entered into a new employment agreement with us, effective upon the consummation of our IPO, in May 2019. Pursuant to the new employment agreements, if such executive officer’s employment is terminated by us without “cause” or such executive officer resigns for “good reason” (as each such term is defined in the applicable employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, such executive officer will be entitled to receive:

•
An amount equal to 9 months of their base salary; and
•
Subject to such executive electing COBRA health continuation, continuation of such group health coverage at the same rate as if they were an active employee for up to 9 months.

In addition, in the event that such executive officer’s employment is terminated by us without cause or such executive officer resigns for good reason, in either case within 12 months following a “change in control” (as defined in the applicable employment agreement), subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, such executive officer will be entitled to receive:

•
A lump sum cash payment equal to 12 months of their then-current base salary (or the base salary in effect immediately prior to the change in control, if higher) plus one times their target bonus in effect immediately prior to the change in control;
•
Full acceleration of all time-based equity awards held by such executive officer; and
•
Subject to such executive electing COBRA health continuation, continuation of such group health coverage at the same rate as if they were an active employee for up to 12 months.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer under our current employment agreements in various termination and change in control situations has been estimated in the table below. The value of the equity vesting acceleration was calculated based on the assumption that the change in control and the named executive officer’s employment termination occurred on December 31, 2023. The per share closing price of the Company’s stock on the Nasdaq Global Select Market as of December 31, 2023 was $23.35, which was used as the value of the Company’s stock in the change in control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2023, by the difference between the per share closing price of the Company’s stock as of December 31, 2023, and the per share exercise price for such unvested option shares.

	Termination by Company Without Cause or Resignation for Good Reason or for Good Reason Not in Connection With a Change in Control ($)		Termination by Company Without Cause or Resignation for Good Reason in Connection With a Change in Control ($)
Andrew Cheng
Cash Severance	686,000	(1)	1,029,000	(3)
Cash Incentive Bonus	—		617,400	(4)
COBRA Premiums	42,583	(2)	63,875	(5)
Acceleration of Equity Awards	—		1,727,907	(6)
Total	728,583		3,438,182
William White
Cash Severance	382,500	(7)	510,000	(9)
Cash Incentive Bonus	—		229,500	(10)
COBRA Premiums	31,938	(8)	42,583	(2)
Acceleration of Equity Awards	—		1,380,148	(6)
Total	414,438		2,162,231
Jonathan Young
Cash Severance	367,500	(7)	490,000	(9)
Cash Incentive Bonus	—		220,500	(10)
COBRA Premiums	31,938	(8)	42,583	(2)
Acceleration of Equity Awards	—		607,030	(6)
Total	399,438		1,360,113
Timothy Rolph
Cash Severance	394,500	(7)	526,000	(9)
Cash Incentive Bonus	—		236,700	(10)
COBRA Premiums	1,599	(8)	2,132	(2)
Acceleration of Equity Awards	—		607,030	(6)
Total	396,099		1,371,862
Catriona Yale
Cash Severance	370,500	(7)	494,000	(9)
Cash Incentive Bonus	—		222,300	(10)
COBRA Premiums	21,054	(8)	28,072	(2)
Acceleration of Equity Awards	—		607,030	(6)
Total	391,554		1,351,402
1.
Represents twelve months of the NEO’s base salary, paid in monthly installments.
2.
Represents twelve months of continuing health insurance, based on actual costs to provide health insurance to the NEO as of the date of termination, paid in monthly installments.

3.
Represents eighteen months of the NEO’s base salary, paid in a lump-sum.
4.
Represents 150% of the NEO’s target annual bonus opportunity, paid in a lump-sum.
5.
Represents eighteen months of continuing health insurance, based on actual costs to provide health insurance to the NEO as of the date of termination, paid in monthly installments.
6.
Represents the value of acceleration of 100% of the NEO’s unvested and outstanding time-based equity awards.
7.
Represents nine months of the NEO’s base salary, paid in monthly installments.
8.
Represents nine months of continuing health insurance, based on actual costs to provide health insurance to the NEO as of the date of termination, paid in monthly installments.
9.
Represents twelve months of the NEO’s base salary, paid in a lump-sum.
10.
Represents 100% of the NEO’s target annual bonus opportunity, paid in a lump-sum.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans, consisting of the Akero Therapeutics, Inc. 2018 Stock Option and Grant Plan, or the 2018 Plan, the 2019 Plan, and the ESPP.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($/Share)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding securities in first column) (#)
Equity compensation plans approved by security holders (1)	6,899,977	22.35	3,503,580	(2)
Equity compensation plans not approved by security holders	-	-	-
Total	6,899,977	22.35	3,503,580
1.
The 2019 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 4% of the outstanding shares on the immediately preceding December 31; or (ii) such amount as determined by the compensation committee of our board of directors. Additionally, the ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each year, starting on January 1, 2020 through January 1, 2029. The number of shares added each year will be equal to the least of: (i) 1% of the outstanding shares on the immediately preceding December 31; (ii) 410,803 shares of common stock; or (iii) such amount as determined by the compensation committee of our board of directors.
2.
As of December 31, 2023, there were 1,917,356 shares available for grant under the 2019 Plan and 1,586,224 shares available for grants under the ESPP.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are designed to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are generally set to be market-competitive. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under applicable SEC rules, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our chief executive officer, or the CEO Pay Ratio. The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We determined our median compensated employee by using base salary and bonuses as our consistently applied compensation measure. We applied this measure to our employee population as of December 31, 2023, the last day of our 2023 fiscal year, and annualized base salaries for permanent full-time and part-time employees that did not work the full year.

We calculated the median compensated employee’s 2023 annual total compensation using the same methodology that is used to calculate our chief executive officer’s annual total compensation in the table entitled “Summary Compensation Table.” The 2023 annual total compensation of our chief executive officer was $8,834,907, the 2023 annual total compensation of our median compensated employee was $577,062, and the ratio of these amounts is 15 to 1. Thus, this pay ratio reflects a reasonable estimate consistent with SEC rules based on the methodology we described above. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

PAY VERSUS PERFORMANCE

In accordance with the Pay versus Performance disclosure requirements in Item 402(v) of Regulation S-K, this section presents information that describes the relationship between Compensation Actually Paid (“CAP”), as that term is defined under the rules prescribed by Item 402(v), to the Company’s other NEOs and certain financial performance measures of the Company.

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. “Compensation Actually Paid” is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. As described in greater detail in the CD&A, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as defined by the SEC) for a particular year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Executive Compensation – Compensation Disclosure & Analysis.

Pay Versus Performance Table

The following table sets forth information for each applicable year regarding the CAP of our Principal Executive Officer ("PEO"), Andrew Cheng, and of our other NEOs as a group, as well as certain Company financial performance measures, including our total shareholder return (“TSR”) and our net income (loss).

Compensation Actually Paid

Year (1)	Summary Compensation Table Total for PEO (2) ($)	Compensation Actually Paid to PEO (3) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (4) ($)	Average Compensation Actually Paid for Non-PEO Named Executive Officers (3) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5) ($)	Net Income (Loss) (6) ($)
2023	8,834,907	(3,352,393)	3,667,900	(451,001)	90.50	(151,759,000)
2022	10,446,243	24,442,634	4,157,718	8,994,894	212.40	(112,033,000)
2021	4,454,686	5,446,171	1,779,505	2,001,761	81.98	(100,777,000)
1.
Dr. Cheng served as the Company's PEO and Bill White, Jonathan Young, Timothy Rolph and Catriona Yale were the Company's other NEOs for the entirety of 2023, 2022 and 2021.
2.
Amounts reported represent the total compensation reported in the Summary Compensation Table for the indicated year for Dr. Cheng.
3.
Compensation actually paid includes adjustments made to the amounts reported in the Summary Compensation Table. A reconciliation of those adjustments is set forth in the "Compensation Actually Paid Adjustments" table following the footnotes to this table.
4.
Amounts reported represent the average of the total compensation reported in the Summary Compensation Table for the indicated year for the Company's NEOs, exclusive of Dr. Cheng.
5.
Pursuant to SEC rules, the amounts reported reflect the value on the last day of the indicated year of $100 invested on December 31, 2020. Historical stock price performance is not necessarily indicative of future stock price performance.
6.
Amounts reported represent the net loss of the Company for the indicated year, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Actually Paid Adjustments

	2023		2022		2021
	PEO (7)	Average Non-PEO NEOs (7)	PEO (7)	Average Non-PEO NEOs (7)	PEO (7)	Average Non-CEO PEOs (7)
Total Compensation from Summary Compensation Table (1) ($)	8,834,907	3,667,900	10,446,243	4,157,718	4,454,686	1,779,505

Adjustments for Equity Awards (8)
Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year (2) ($)	(7,798,707)	(2,979,952)	(9,221,643)	(3,381,243)	(3,571,922)	(1,190,645)
Plus Value at Year-End of Outstanding and Unvested Equity Awards Granted During the Year (3) (9) ($)	9,044,378	3,569,167	11,612,591	4,257,919	6,680,778	2,226,935
Plus Vesting-Date Fair Value of Equity Awards Granted During the Year that Vested During the Year (4) ($)	-	-	-	-	-	-
Plus (Minus) the Change in Fair Value of Outstanding and Unvested Equity Awards from Last Day of Prior Year to Last Day of Current Year (5) ($)	(10,295,015)	(3,595,754)	10,144,719	3,578,162	(1,870,545)	(791,166)
Plus (Minus) the Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Current Year (6) ($)	(3,137,956)	(1,112,363)	1,460,724	382,338	(246,826)	(22,868)
Total Adjustments for Equity Awards ($)	(12,187,300)	(4,118,901)	13,996,391	4,837,176	991,485	222,256

Compensation Actually Paid (as calculated) ($)	(3,352,393)	(451,001)	24,442,634	8,994,894	5,446,171	2,001,761
1.
Represents Total Compensation reported in the Summary Compensation Table for the indicated year. With respect to the other named executive officers, amounts shown represent averages.

2.
Represents the grant date fair value of equity awards granted during the indicated year.
3.
Represents the fair value as of the last day of the indicated year of the outstanding and unvested equity awards granted during such year.
4.
Represents the fair value on the vesting date of equity awards that were granted and vested during the indicated year.
5.
Represents the change in fair value during the indicated year of each equity award that was granted in a prior year and that remained outstanding and unvested as of the last day of the current year.
6.
Represents the change in fair value during the indicated year of each equity award that was granted in a prior year and that vested during the current year.
7.
Dr. Cheng served as the Company's PEO and Bill White, Jonathan Young, Timothy Rolph and Catriona Yale were the Company's other NEOs for the entirety of 2023, 2022 and 2021.
8.
Fair value or Change in Fair Value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); and (ii) for stock options, because the options were no longer at-the-money as of the applicable year-end or vesting date(s), we used a Hull-White lattice model to estimate the fair value of the stock options at these dates considering the remaining contractual term of the stock options, an assumption about executives’ early exercise behavior, the risk-free rate as of the measurement date, and a volatility measured using a consistent approach with the grant date assumptions. For additional information on the grant date assumptions used to calculate the valuation of the awards, see Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and prior fiscal years.
9.
Amounts in 2022 include $2,868,835 and $1,051,886 for the PEO and the Average Non-PEO NEOs, respectively, for the fair value on December 31, 2022 of service-vesting RSUs granted in 2022, which had previously been inadvertently excluded.

Relationship between Pay and Performance

We believe the “compensation actually paid” or “CAP” in each of the years reported above are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our annual incentive program. As noted in the CD&A, the principal incentive elements in the Company’s executive compensation program were delivered in the form of annual cash bonuses and equity awards in the form of options, performance-based options and restricted stock units. As is the case with many companies in the biotechnology industry, our annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. In addition, while we include performance-based options as a component in our equity incentive program, those options are scheduled to vest based on operational goals rather than financial goals.

As noted above, as is the case with many companies in the biotechnology industry, the Company’s incentive objectives are generally tied to our strategic and operational goals rather than financial goals. The fluctuations in our “compensation actually paid” were driven by the fluctuations in our stock price over the three-year period, particularly in light of the leverage of our executive compensation program towards equity awards. The following graphics illustrate the relationship between the “compensation actually paid” to the named executive officers and the Company’s total shareholder return (“TSR”) as well as the relationship between the Company’s TSR and our net income (loss).

Pay Versus Performance Graphical Description

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) compared to (1) our cumulative TSR and (2) our net income (loss).

Since a significant portion of compensation for our CEO and other NEOs consists of equity awards, the change in value of Compensation Actually Paid is directionally aligned with changes in our TSR. Note, however, that while we are required by SEC rules to disclose the relationship between our TSR and net income (loss) and “compensation actually paid” to our NEOs, none of these are metrics our compensation committee currently uses in evaluating our NEOs’ compensation.

Compensation Actually Paid vs. Company TSR
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
Compensation Actually Paid
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
Value of Fixed $100 Investment Based on TSR
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Value of Fixed $100 Investment Based on TSR

Compensation Actually Paid vs. Net Income
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
Compensation Actually Paid
$-
$(20,000)
$(40,000)
$(60,000)
$(80,000)
$(100,000)
$(120,000)
$(140,000)
$(160,000)
Net Income ($Thousands)
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income ($ thousands)

Director Compensation

The table below shows all compensation paid to our non-employee directors during 2023.

Name	Fees Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Judy Chou, Ph.D. (2)	50,000	521,064	571,064
Seth Harrison, M.D. (3)	47,500	521,064	568,564
Jane Henderson (4)	65,000	521,064	586,064
Tomas Heyman (5)	60,000	521,064	581,064
Mark Iwicki (6)	85,000	521,064	606,064
Graham Walmsley, M.D., Ph.D. (7)	57,500	521,064	578,564
Yuan Xu, Ph.D. (8)	52,500	521,064	573,564
1.
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2023, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that may be realized by the directors upon the exercise of the stock options or the sale of the common stock underlying such stock options.
2.
As of December 31, 2023, Dr. Chou held stock options to purchase an aggregate of 56,000 shares of common stock, 35,944 of which were exercisable and 20,056 which were unvested and unexercisable.
3.
As of December 31, 2023, Dr. Harrison held stock options to purchase an aggregate of 82,000 shares of common stock, 67,000 of which were exercisable and 15,000 which were unvested and unexercisable.
4.
As of December 31, 2023, Ms. Henderson held stock options to purchase an aggregate of 70,797 shares of common stock, 55,797 of which were exercisable and 15,000 which were unvested and unexercisable.
5.
As of December 31, 2023, Mr. Heyman held stock options to purchase an aggregate of 43,000 shares of common stock, 28,000 which were exercisable and 15,000 which were unvested and unexercisable.
6.
As of December 31, 2023, Mr. Iwicki held stock options to purchase an aggregate of 214,307 shares of common stock, 199,307 of which were exercisable and 15,000 which were unvested and unexercisable.
7.
As of December 31, 2023, Dr. Walmsley held stock options to purchase an aggregate of 79,832 shares of common stock, 64,832 of which were exercisable and 15,000 which were unvested and unexercisable.
8.
As of December 31, 2023, Dr. Xu held stock options to purchase an aggregate of 69,000 shares of common stock, of which 51,111 were exercisable and 17,889 were unvested and unexercisable.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

Annual Retainer ($)
Board of Directors
Chair	70,000
Member	40,000
Audit Committee
Chair	20,000
Member	10,000
Compensation Committee
Chair	15,000
Member	7,500
Nominating and Corporate Governance Committee
Chair	10,000
Member	5,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

In addition, each new non-employee director elected to our board of directors will be granted an initial, one-time equity award of 31,000 shares in the form of stock options, which shall vest monthly over a three-year period, subject to continued service as a director through such vesting date. On the date of each annual meeting of stockholders of our company, each non- employee director will receive an annual equity award of 15,000 shares in the form of stock options, which shall vest in full upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting, subject to continued service as a director through such vesting date.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•
Nominees should demonstrate high standards of personal and professional ethics and integrity.
•
Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•
Nominees should have skills that are complementary to those of the existing board.
•
Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.
•
Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and corporate governance committee may also consider factors such as judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business and industry, conflicts of interest, and other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s Annual Meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder- recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next Annual Meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Cheng, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Cheng is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://ir.akerotx.com/corporate-governance/documents-charters.

Audit Committee

Jane Henderson, Tomas Heyman, Judy Chou, Ph.D., and Graham Walmsley, M.D., Ph.D. serve on the audit committee, which is chaired by Jane Henderson. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Jane Henderson as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2023, the audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•
reviewing and monitoring the Company’s risk exposure including cybersecurity; and
•
reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Yuan Xu, Seth Harrison, M.D., Graham Walmsley, M.D., Ph.D, and Mark Iwicki serve on the compensation committee, which is chaired by Mark Iwicki. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. During the fiscal year ended December 31, 2023, the compensation committee met six times. The compensation committee’s responsibilities include:

•
annually reviewing and recommending to the board of directors corporate goals and objectives relevant to the compensation of our chief executive officer;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the board of directors the compensation of our chief executive officer;
•
reviewing and recommending to the board of directors the compensation of our other executive officers;
•
overseeing and administering our compensation and similar plans;
•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•
retaining and approving the compensation of any compensation advisors;
•
reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity-based awards;
•
evaluating and making recommendations to the board of directors about director compensation;
•
preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;
•
reviewing and reassessing the adequacy of the compensation committee’s charter;
•
performing periodic evaluations of the compensation committee and reporting results to the board of directors; and
•
reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

Nominating and Corporate Governance Committee

Jane Henderson, Tomas Heyman and Yuan Xu serve on the nominating and corporate governance committee, which is chaired by Tomas Heyman. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2023, the nominating and corporate governance committee met one time. The nominating and corporate governance committee’s responsibilities include:

•
developing and recommending to the board of directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•
identifying and considering individuals qualified to become members of the board of directors or the board’s committees based on criteria identifying, among other things, the skills of the proposed candidates, relevant business experience and independence determination;
•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•
reviewing and discussing with the board of directors corporate succession plans for our chief executive officers and our other key officers; and
•
overseeing the evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for our board of directors suggested by its members and the chief executive officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees.

Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant Annual Meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

The nominating and corporate governance committee establishes a process for identifying and evaluating nominees for the board of directors, including nominees recommended by stockholders. The nominating and corporate governance committee may solicit recommendations from non-management directors, the chief executive officer, other executive officers, third-party search firms, or any other source it deems appropriate. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant Annual Meeting.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape.

Board and Committee Meetings Attendance

The full board of directors met four times during 2023. During 2023, each member of the board of directors, with the exception of Seth Harrison, attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the Annual Meeting of stockholders to the extent practicable. Four of our directors attended the Annual Meeting of stockholders on June 2, 2023.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.akerotx.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or on a compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Board Leadership Structure and Board’s Role in Risk Oversight

The board of directors of the Company has an independent chair, Mr. Iwicki, who has authority, among other things, to call and preside over board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors. Currently, the role of chairman of the board is separated from the role of chief executive officer. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to, and independent oversight, of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Akero Therapeutics, Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Akero Therapeutics, Inc.

601 Gateway Boulevard, Suite 350

South San Francisco, California 94080

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Akero’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Akero’s legal counsel, with independent advisors, with non-management directors, or with Akero’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long- term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Akero regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Akero has also established a toll-free telephone number for the reporting of such activity, which is 855-697-1771.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive compensation” and “Director compensation” in this proxy statement and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2023) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

2024 Follow-On Offering

In March 2024, we entered into an Underwriting Agreement with J.P. Morgan, Morgan Stanley, Jefferies, and Evercore, as representative of several underwriters, pursuant to which we issued and sold 12,650,000 shares of our common stock at a public offering price of $29.00 per share for aggregate gross proceeds to us of approximately $367 million, before deducting underwriting discounts and other offering expenses (the “2024 Offering”). The following table sets forth the number of shares of common stock purchased in the 2024 Offering by a related party:

Name	Shares of Common Stock Purchased	Total Purchase Price ($)
RTW Investments, LP (1)	1,724,137	49,999,973
Janus Henderson Group plc (2)	640,000	18,560,000
Entities affiliated with T. Rowe Price Associates, Inc. (3)	1,119,074	32,453,146
BlackRock, Inc. (4)	5,000	145,000

1.
Consists of 1,724,137 shares of common stock sold to RTW Investments, L.P which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering.
2.
Consists of 640,000 shares of common stock sold to Janus Henderson Group plc, which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering. Janus Henderson Group plc, has a 100% ownership stake in Janus Henderson Investors U.S. LLC, Janus Henderson Investors UK Limited and Janus Henderson Investors Australia Institutional Funds Management Limited.
3.
Consists of 1,119,074 shares of common stock sold to T. Rowe Price Associates, Inc., which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering.
4.
Consists of 5,000 shares of common stock sold to BlackRock, Inc., which held more than 5% of the Company’s outstanding common stock at the time of the 2024 Offering.

2023 Registered Direct Offering

In May 2023, we entered into an Underwriting Agreement with Jefferies LLC as representative of several underwriters, pursuant to which we issued and sold 5,238,500 shares of our common stock at a public offering price of $42.00 per share for aggregate gross proceeds to us of approximately $220.0 million, before deducting underwriting discounts and other offering expenses (the “RDO Offering”). The following table sets forth the number of shares of common stock purchased in the RDO Offering by a related party:

Name	Shares of Common Stock Purchased	Total Purchase Price ($)
Logos Global Master Fund LP (1)	120,000	5,040,000
Entities affiliated with Janus Henderson Group plc (2)	641,606	26,947,452
Entities affiliated with T. Rowe Price Associates, Inc. (3)	223,538	9,388,596

1.
Graham Walmsley, a member of our board of directors, is a General Partner of Logos Global Management LP, the investment advisor of Logos Global Master Fund LP.

2.
Consists of 641,606 shares of common stock sold to Janus Henderson Group plc, which held more than 5% of the Company’s outstanding common stock at the time of the RDO Offering. Janus Henderson Group plc, has a 100% ownership stake in Janus Henderson Investors U.S. LLC, Janus Henderson Investors UK Limited and Janus Henderson Investors Australia Institutional Funds Management Limited.
3.
Consists of 223,538 shares of common stock sold to T. Rowe Price Associates, Inc., which held more than 5% of the Company’s outstanding common stock at the time of the RDO Offering.

Limitation of Liability and Indemnification of Officers and Directors

Our fourth amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•
any breach of their duty of loyalty to our company or our stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our board of directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on June 20, 2019, the date our registration statement for our IPO became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•
the related person’s interest in the related person transaction;
•
the approximate dollar amount involved in the related person transaction;
•
the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the related-party transaction; and
•
any other information regarding the related-party transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 2, 2024 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater-than 5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 69,148,429 shares of our common stock outstanding as of April 2, 2024.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2024 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

	Shares Beneficially Owned
Name and address of beneficial owner (1)	Number	Percentage
Greater-than-5% Stockholders:
RTW Investments, LP (2)	5,316,896	7.69%
General Atlantic, L.P. (3)	5,233,989	7.57%
Entities affiliated with State Street Corporation (4)	5,122,895	7.41%
Entities affiliated with Janus Henderson (5)	4,946,401	7.15%
T. Rowe Price Associates, Inc. (6)	4,800,283	6.94%
BlackRock, Inc. (7)	4,185,507	6.05%
Alkeon Capital Management, LLC (8)	3,764,220	5.44%
Named Executive Officers and Directors:
Andrew Cheng, M.D., Ph.D. (9)	1,586,699	2.29%
William White (10)	566,889	*
Jonathan Young, J.D., Ph.D. (11)	663,810	*
Timothy Rolph, DPhil (12)	585,792	*
Catriona Yale (13)	450,715	*
Judy Chou, Ph.D. (14)	39,555	*
Seth Harrison, M.D. (15)	351,364	*
Jane Henderson (16)	55,797	*
Tomas Heyman (17)	28,000	*
Mark Iwicki (18)	199,307	*
Graham Walmsley, M.D., Ph.D. (19)	867,000	1.25%
Yuan Xu, Ph.D. (20)	54,000	*
All executive officers and directors as a group (13 persons) (21)	5,491,526	7.94%

* Represents beneficial ownership of less than one percent.

1.
Unless otherwise indicated, the address for each beneficial owner is c/o Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco 94080.
2.
Information herein is based on i) the purchase of 1,724,137 shares of common stock in an underwritten public offering on March 8, 2024 and ii) a Schedule 13G filed with the SEC on February 14, 2024 by RTW Investments, LP (“RTW Investments”), the investment adviser to certain funds (the “RTW Funds”), which reported 3,592,759 shares of common stock held by RTW Funds and Roderick Wong, the Managing Partner and Chief Investment Officer of RTW Investments. The mailing address is 40 10th Avenue, Floor 7, New York, NY 10014.

3.
Information herein is solely based on a Schedule 13G filed with the SEC on March 15, 2024 by General Atlantic, L.P. Consists of 5,233,989 shares of common stock held by General Atlantic, L.P. (“GALP”), General Atlantic Partners 100, L.P. (“GAP 100”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”), GAP Coinvestments V, LLC (“GAPCO V”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), General Atlantic (SPV) GP, LLC (“GPA SPV”), General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”), General Atlantic GenPar, L.P. (“GA GenPar”), General Atlantic (AK), L.P. (“GP AK”), GAP (Bermuda) L.P. (“GAP Bermuda”), General Atlantic (Lux), S.à.r.l. (“GA Lux”), General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”), General Atlantic Partners (Lux) SCSp (“GAP Lux”). The address of GA LP, GAP 100, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA GenPar, GA SPV and GA AK is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GenPar Bermuda and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GA Lux, GA GenPar Lux, and GAP Lux is 412F Route d’Esch, L-1471 Luxembourg.
4.
Information herein is solely based on a Schedule 13G/A filed with the SEC on January 25, 2024 by State Street Corporation. Consists of 5,122,895 shares of common stock held by State Street Corporation and SSGA Funds Management, Inc.. The mailing address is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.
5.
Information herein is based on i) the purchase of 640,000 shares of common stock in an underwritten public offering on March 8, 2024 and ii) a Schedule 13G/A filed with the SEC by Janus Henderson Group plc on February 13, 2024, which reported 4,306,401 shares of common stock owned by Janus Henderson Group plc (“Janus Henderson”). Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Janus Henderson Investors UK Limited (“JHIUKL”) and Janus Henderson Investors Australia Institutional Funds Management Limited (“JHIAIFML”), (each an “Asset Manager” and collectively as the “Asset Managers”). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment advisers or sub-adviser to the Managed Portfolio, JHIUS may be deemed to be the beneficial owner of 4,280,722 shares or 7.7% of the shares outstanding of Akero Common Stock held by such Managed Portfolios. The address of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.
6.
Information herein is based on i) the purchase of 1,119,074 shares of common stock in an underwritten public offering on March 8, 2024 and ii) a Schedule 13G filed with the SEC by T. Rowe Associates, Inc. on February 14, 2024, which reported 3,681,209 shares of common stock held by T. Rowe Associates, Inc. The mailing address is 100 E. Pratt Street, Baltimore, MD 21202.
7.
Information herein is based on i) the purchase of 5,000 shares of common stock in an underwritten public offering on March 8, 2024 and ii) a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 26, 2024, which reported 4,180,507 shares of common stock held by BlackRock, Inc. The mailing address is 280 Hudson Yards, New York, NY 10001.
8.
Information herein is solely based on a Schedule 13G/A filed with the SEC on February 13, 2024 by Alkeon Capital Management, LLC (“Alkeon”) and Panayotis D. Sparaggis (collectively, the “Filers”). Consists of 3,764,220 shares of common stock beneficially owned by both Alkeon and Mr. Sparaggis. The mailing address of Alkeon and Mr. Sparaggis is 350 Madison Avenue, 20th Floor, New York, NY 10017.
9.
Consists of: (i) 461,914 shares of common stock held by Dr. Cheng and (ii) 1,124,785 shares of common stock underlying options exercisable within 60 days of April 2, 2024.
10.
Consists of: (i) 3,936 shares of common stock held by Mr. White and (ii) 562,953 shares of common stock underlying options exercisable within 60 days of April 2, 2024.
11.
Consists of: (i) 222,612 shares of common stock held by Dr. Young, (ii) 20,000 shares of common stock held by the EA Irrevocable Trust of which Dr. Young’s spouse is the trustee, (iii) 20,000 shares of common stock held by the CM Irrevocable Trust of which Dr. Young’s spouse is the trustee, (iv) 20,000 shares of common stock held by JL Irrevocable Trust of which Dr. Young’s spouse is the trustee and (v) 381,198 shares of common stock underlying options exercisable within 60 days of April 2, 2024. Dr. Young disclaims beneficial ownership over the shares that are held in the irrevocable trusts for the benefit of his children.
12.
Consists of: (i) 136,864 shares of common stock held by Dr. Rolph and (ii) 448,928 shares of common stock underlying options exercisable within 60 days of April 2, 2024.
13.
Consists of: (i) 31,998 shares of common stock held by Ms. Yale and (ii) 418,717 shares of common stock underlying options exercisable within 60 days of April 2, 2024.
14.
Consists of 39,555 shares of common stock underlying options held by Ms. Chou exercisable within 60 days of April 2, 2024.

15.
Consists of: (i) 136,301 shares of common stock held by Dr. Harrison, (ii) 148,063 shares of common stock held by Les Pommes LLC, a family limited liability company, of which Dr. Harrison is the manager and (iii) 67,000 shares of common stock underlying options exercisable within 60 days of April 2, 2024.
16.
Consists of 55,797 shares of common stock underlying options held by Ms. Henderson exercisable within 60 days of April 2, 2024.
17.
Consists of 28,000 shares of common stock underlying options held by Mr. Heyman exercisable within 60 days of April, 2024.
18.
Consists of 199,307 shares of common stock underlying options held by Mr. Iwicki exercisable within 60 days of April 2, 2024.
19.
Consists of: (i) 2,168 shares of common stock held by Dr. Walmsley, (ii) 800,000 shares of common stock held by Logos Global Master Fund LP, of which Logos Global Management LP is its investment advisor, of which Dr. Walmsley is a General Partner, and (iii) 64,832 shares of common stock underlying options exercisable within 60 days of April 2, 2024. Dr. Walmsley, one of our directors, is a General Partner of Logos Global Management LP. Logos Global Management LP and Dr. Walmsley share power to direct the voting and disposition of the shares held by Logos Global Master Fund LP and may be deemed to beneficially own the shares held by Logos Global Management LP.
20.
Consists of 54,000 shares of common stock underlying options held by Ms. Xu exercisable within 60 days of April 2, 2024.
21.
See notes 9 through 20 above. Consists of 2,004,417 shares of our common stock owned directly, and 3,487,109 shares of common stock subject to options exercisable within 60 days of April 2, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2023, all required reports were filed on a timely basis under Section 16(a), except that, due to administrative reasons, late Forms 4 were filed for: Andrew Cheng for transactions that occurred on April 18, 2023 and September 13, 2023; Kitty Yale for transactions that occurred on January 13, 2023 and September 13, 2023; Jonathan Young for a transaction that occurred on September 13, 2023, Timothy Rolph for a transaction that occurred on September 13, 2023, William White for a transaction that occurred on September 13, 2023, and Graham Walmsley for transactions that occurred on September 19, 2022 and November 30, 2023. These reports have been subsequently filed.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Akero’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Akero’s independent registered public accounting firm, (3) the performance of Akero’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Akero’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Akero’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Akero for the fiscal year ended December 31, 2023. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Akero be included in Akero’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

By the Audit Committee of the Board of Directors of Akero Therapeutics, Inc.

Jane Henderson, Chairperson

Judy Chou

Tomas Heyman

Graham Walmsley

April [ ], 2024

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary, telephone: (650) 487-6488. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2025 proxy statement must submit the proposal in accordance with the procedures outlined in Rule14a-8 of the Exchange Act so that it is received by us no later than December [ ], 2024. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to ir@akerotx.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2025 annual meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 7, 2025 and no later than March 9, 2025. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2025 Annual Meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b). Stockholder proposals and the required notice should be addressed to Akero Therapeutics, Inc., 601 Gateway Boulevard, Suite 350, South San Francisco, California 94080, Attention: Corporate Secretary.

Any stockholder recommendation for a director nominee must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

Appendix A

CERTIFICATE OF AMENDMENT

OF

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AKERO THERAPEUTICS, INC.

Akero Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.
The name of the Corporation is Akero Therapeutics, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 24, 2017 (the “Original Certificate”). The name under which the Corporation filed the Original Certificate was Pippin Pharmaceuticals, Inc., its name was changed to Pippin Therapeutics, Inc. on February 6, 2017 and its name was again changed to Akero Therapeutics, Inc. on May 16, 2018.
2.
That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Fourth Amended and Restated Certificate of Incorporation, as amended of the Corporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendments are as follows:

RESOLVED, that ARTICLE X be added to the Fourth Amended and Restated Certificate of Incorporation to read as follows:

“An Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

Any amendment, repeal or modification of this Article X by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a Director or Officer, as applicable, at the time of such amendment, repeal or modification.”

3.
That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.
4.
That said amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

In Witness Whereof, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this [ ]th day of [ ], 2024.

By:

Name: Andrew Cheng

Title: President and Chief Executive Officer

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 6, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AKRO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than June 6, 2024 to be voted at the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43967-P07976 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AKERO THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Class II Directors to serve until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Company Nominees:

01) Seth L. Harrison, M.D.
02) Graham Walmsley, M.D., Ph.D
03) Yuan Xu, Ph.D

The Board of Directors recommends you vote FOR the following proposals:

You may attend and vote via the Internet during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER OF RECORD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V43968-P07976

AKERO THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 7, 2024 12:00 p.m. (noon) Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Cheng, William White and Jonathan Young, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AKERO THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 p.m. (noon) Eastern Time on June 7, 2024, via a live webcast at www.virtualshareholdermeeting.com/AKRO2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side